AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 12, 2011
REGISTRATION NO. 333-170917

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
(Exact Name of Registrant as Specified in its Charter)
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)

Delaware (State of Organization)	26-0151234 26-0151301 (I.R.S. Employer Identification Number)

c/o GreenHaven Commodity Services 3340 Peachtree Road, Suite 1910 Atlanta, Georgia 30326 (404) 239-7938 (Address and telephone number of registrant’s principal executive offices)	c/o GreenHaven Commodity Services 3340 Peachtree Road, Suite 1910 Atlanta, Georgia 30326 (404) 239-7938 (Name, address and telephone number of agent for service)
Copies to:
Michael G. Tannenbaum, Esq.
James Rieger, Esq.
David R. Lallouz, Esq.
Tannenbaum Helpern Syracuse & Hirschtritt LLP
900 Third Avenue
New York, New York 10022
Tel: (212) 508-6700 Fax: (212) 371-1084
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus herein is being filed as a combined prospectus which also relates to 5,300,000 unsold Shares registered under Registration Statement No. 333-158421. Accordingly, upon effectiveness, this Registration Statement will act as a post-effective amendment to such earlier Registration Statement.

EXPLANATORY NOTE

This pre-effective amendment is being filed solely for the purpose of amending “Part II — Information Not Required in the Prospectus.”

PART II
Information Not Required in the Prospectus
Item 14. Other Expenses of Issuance and Distribution
Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the Managing Owner in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this Registration Statement.

	Amount
SEC Registration Fee		$42,366.46
NYSE-ARCA Listing Fee		$5,000
FINRA Filing Fees	$	__59,920
Blue Sky Expenses		__N/A
Auditor’s Fees and Expenses	$	__9,000
Legal Fees and Expenses	$	__60,000
Printing Expenses	$	__20,000
Miscellaneous Expenses	$	__2,500
Total		$198,786.46
Item 15. Indemnification of Directors and Officers
Under the Trust Agreement, the Fund has agreed to indemnify the Managing Owner (including directors, officers and employees) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by the Managing Owner in connection with its activities for the Fund, provided that the Managing Owner was acting on behalf of or performing services for the Fund and has determined, in good faith, that such course of conduct was in the best interests of the Fund and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Managing Owner.

Table of Contents
Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit
No.	Description

4.1(1)	Declaration of Trust Agreement of the registrant.

4.2(1)	Declaration of Trust Agreement of the Master Fund

4.3(2)	Form of Participation Agreement

5.1(11)	Opinion of Morris James LLP

8.1(11)	Opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP

10.1(1)	Form of Customer Agreement

10.2(1)	Form of Administration Agreement

10.3(1)	Form of Global Custody Agreement

10.4(1)	Form of Transfer Agency and Service Agreement

10.5(1)	License Agreement

10.6(1)	Marketing Services Agreement

10.7(3)	Addendum to License Agreement

10.8(4)	Form of Commodity Futures Customer Agreement

10.9(4)	Form of Electronic Transactions Agreement

10.10(5)	Amendment to Marketing Services Agreement

10.11(6)	Amendment to Marketing Services Agreement

10.12(6)	Amendment to Distribution Agreement

10.13(7)	Addendum to License Agreement

10.14(8)	Authorized Participant Agreement

10.15(9)	Amendment to Marketing Services Agreement

10.16(10)	Addendum to License Agreement

23.1(11)	Consent of Morris James LLP

23.2(11)	Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP

Exhibit
No.	Description

23.3*	Consent of Grant Thornton LLP

(1)	Filed as part of registration statement on Form S-1/A filed August 1, 2007

(2)	Filed as part of the registration statement on Form S-1/A filed on October 29, 2007

(3)	Filed as part of Form 8-K filed March 6, 2009

(4)	Filed as part of Form 8-K filed March 26, 2009

(5)	Filed as part of Form 8-K filed May 1, 2009

(6)	Filed as part of Form 8-K filed May 19, 2009

(7)	Filed as part of Form 8-K filed October 1, 2009

(8)	Filed as part of Form 8-K filed November 2, 2009

(9)	Filed as part of Form 8-K filed August 16, 2010

(10)	Filed as part of Form 8-K filed October 14, 2010

(11)	Filed as part of the registration statement on Form S-3 filed on December 2, 2010

*	Previously filed, but amended or updated version filed herewith.
(b) Financial Statement Schedules
The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.
Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, Georgia, on January 12, 2011.

By: GreenHaven Commodity Services, LLC as Managing Owner
By:	/s/ Ashmead F. Pringle III
Ashmead F. Pringle III
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature
Position	Date

/s/ Ashmead F. Pringle III	January 12, 2011
Ashmead F. Pringle III
Management Director Chief Executive Officer

/s/ Thomas J. Fernandes III	January 12, 2011
Thomas J. Fernandes III
Management Director Chief Financial Officer and Secretary

/s/ Michael Loungo	January 12, 2011
Michael Loungo
Independent Director

/s/ Edward O’Neil	January 12, 2011
Edward O’Neil
Independent Director

/s/ Marc Bensman	January 12, 2011
Marc Bensman
Independent Director

Exhibit Index

Exhibit
No.	Description

4.1*	Declaration of Trust Agreement of the registrant.

4.2*	Declaration of Trust Agreement of the Master Fund

4.3*	Form of Participation Agreement

5.1*	Opinion of Morris James LLP

8.1*	Opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP

10.1*	Form of Customer Agreement

10.2*	Form of Administration Agreement

10.3*	Form of Global Custody Agreement

10.4*	Form of Transfer Agency and Service Agreement

10.5*	License Agreement

10.6*	Marketing Services Agreement

10.7*	Addendum to License Agreement

10.8*	Form of Commodity Futures Customer Agreement

10.9*	Form of Electronic Transactions Agreement

10.10*	Amendment to Marketing Services Agreement

10.11*	Amendment to Marketing Services Agreement

10.12*	Amendment to Distribution Agreement

10.13*	Addendum to License Agreement

10.14*	Authorized Participant Agreement

10.15*	Amendment to Marketing Services Agreement

10.16*	Addendum to License Agreement

23.1*	Consent of Morris James LLP

23.2*	Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP

23.3+	Consent of Grant Thornton LLP

*	Previously filed.

+	Previously filed, but amended or updated version filed herewith.